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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42538, 333-42540, 333-71872, 333-80225, 333-117637, 333-117638, 333-118952 and 333-128423 on Form S-8 of our report dated April 11, 2008 related to the consolidated statements of operations, stockholders' equity (deficit) and comprehensive income, and cash flows for the year ended June 30, 2007 of Aspen Technology, Inc. appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 6, 2009

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  Exhibit 23.1